UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 3, 2015 (February 25, 2015)

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

350 North Orleans Street, 1st Floor
Chicago, Illinois  60654
(Address of principal executive offices, including zip code)

(312) 565-6868
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 25, 2015, Merge Healthcare Incorporated (“Merge” or the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and between the Company and Guggenheim Private Debt Fund Note Issuer, LLC (“Guggenheim”), NZC Guggenheim Fund LLC (“NZC”), Maverick Enterprises, Inc. (“Maverick”) and Verger Capital Fund LLC (“Verger,” and together with Guggenheim, NZC and Maverick, the “Investor Parties”) pursuant to which the Company has agreed to a $50 million private placement, pursuant to Rule 4(a)(2) under the Securities Act of 1933, of the Company’s newly-issued Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) to the Investors (the “Issuance”).  The shares were issued in connection with the closing of the Stock Purchase Agreement (the “DR Systems Agreement”), dated February 25, 2015 by and among the Company and the selling stockholders party thereto.  The Preferred Stock was issued subject to the terms and conditions of the Certificate of Designation (defined below) and Investor Rights Agreement (defined below).  In connection with the DR Systems Agreement, the Company also entered into that certain Waiver and First Amendment to Credit Agreement (the “Credit Agreement Amendment”), dated as of February 25, 2015, among the Company, as borrower, each of the subsidiaries of the Company party thereto, as guarantors and Guggenheim Corporate Funding, LLC, as administrative agent to the Credit Agreement dated as of April 29, 2014.

DR Systems Agreement

Pursuant to the DR Systems Agreement, Merge Healthcare Solutions, Inc. (“Solutions”) acquired (such acquisition, the “DR Systems Transaction”) approximately 91% of the common stock of DR Systems, Inc. (“DR Systems”).

Pursuant to the terms of the DR Systems Agreement, Solutions paid certain of the holders of common stock of DR Systems an amount equal to $16.09 per share for total consideration of $76.2 million.  Solutions intends to effect a short form merger to acquire the remaining outstanding shares of common stock of DR Systems as soon as reasonably practicable.  The transaction was funded through a combination of cash on hand and the proceeds from the Issuance.

The foregoing description of the DR Systems Agreement does not purport to be complete and is qualified in its entirety by reference to the DR Systems Agreement which is attached to this Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.

Purchase Agreement

Pursuant to the Purchase Agreement, the Company sold and the Investor Parties purchased 50,000 shares of Preferred Stock at an issuance price of $1,000 per share of Preferred Stock.  Each share of Preferred Stock is initially convertible into 241.55 shares of the Company’s common stock, par value $0.01 per share.

Pursuant to the Purchase Agreement, the Company agreed to use commercially reasonable efforts to obtain the requisite approval from the Company’s stockholders (i) in accordance with NASDAQ Stock Market Rule 5635, to issue 20% or more of the Common Stock upon conversion of the Preferred Stock and (ii) to amend the Certificate of Incorporation to permit the Investor Parties to elect one member of the Board directly.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is attached to this Form 8-K as Exhibit 10.2 and which is incorporated herein by reference.

Credit Agreement Amendment

In connection with the transactions contemplated by the Purchase Agreement and the DR Systems Agreement, on February 25, 2015, the Company entered into a Waiver and First Amendment to Credit Agreement (the “First Amendment”) by and among the Company, certain subsidiaries of the Company, as Subsidiary Guarantors, the lenders party thereto (the “Lenders”) and Guggenheim Corporate Funding, LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), pursuant to which the parties thereto agreed to waive and amend certain provisions of that certain Credit Agreement, dated as of April 29, 2014 (as amended from time to time, the “Credit Agreement”).

Under the terms of the First Amendment, the Lenders agreed to waive the requirements under the Credit Agreement to make certain mandatory prepayments of the term loans provided thereunder with the net cash proceeds of the Issuance or the excess cash flow of the Company, if any, for the period beginning July 1, 2014 and ended on December 31, 2014, in each case, to the extent such proceeds or excess cash flows are used to pay the purchase price to acquire the common stock of DR Systems and/or the fees, costs or expenses arising from such acquisition, the Issuance and/or the First Amendment.

The First Amendment also amended the Credit Agreement to, among other things, (i) permit the Issuance and the acquisition of the common stock of DR Systems; (ii) permit the payment of the cash dividends on the Preferred Stock (as further described below), so long as (A) no default or event of default has occurred and is continuing under the Credit Agreement, (B) the holders of the Preferred Stock have not exercised the Preferred Holder Redemption (defined below), (C) the total leverage ratio of the Company both before and after giving effect to such dividends is not more than 5.00 to 1.00, and (D) the liquidity of the Company and its subsidiaries is not less than $10,000,000 immediately after giving effect to such dividend; (iii) permit the Company to issue additional preferred equity securities in an amount equal to or less than the Preferred Holder Redemption Price and on substantially the same terms  (except for the payment of cash dividends) as the Preferred Stock (the “Replacement Preferred Stock”) upon the exercise of the Preferred Holder Redemption; (iv) permit payment-in-kind dividends on the Preferred Stock or any Replacement Preferred Stock; and (v) provide for additional events of default (A) for any breach (that remains uncured for 15 days) of the Company’s obligations under the First Amendment to (1) cooperate with the Administrative Agent to obtain a quality of earnings report (the “DR Systems QofE Report”) and to conduct customary legal due diligence (the “DR Systems Due Diligence”) with respect to DR Systems and its subsidiaries, (2) pay for the Administrative Agent’s reasonable costs and expenses related to the DR Systems QofE Report and the DR Systems Due Diligence up to an aggregate amount of $150,000 and (3) execute and deliver all joinder and collateral documents required under the Credit Agreement with respect to DR Systems, subject to the provisions of the First Amendment, and (B) upon the occurrence of (1) a default under any of the definitive documentation delivered in connection with the Preferred Stock or any Replacement Preferred Stock, (2) the exercise of the Preferred Holder Redemption and the failure by the Company within 90 days thereafter to consummate such redemption, (3) an event or series of events giving rise to a liquidation preference or put right in favor of the holders of the Preferred Stock (other than the Preferred Holder Redemption) or the holders of any Replacement Preferred Stock or (4) an event or series of events giving rise to any cash redemption or repurchase of the Preferred Stock or any Replacement Preferred Stock by the Company (other than the Preferred Holder Redemption or any other redemption or repurchase permitted under the Credit Agreement).

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment which is attached to this Form 8-K as Exhibit 10.3 and which is incorporated herein by reference.

Series A Preferred Stock Certificate of Designation

In connection with the closing of the transactions contemplated by the Purchase Agreement, the Company filed a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) creating the Preferred Stock, and establishing the designations, preferences and other rights of the Preferred Stock.

The Preferred Stock will accrue dividends at a rate of 8.5% per annum, payable in cash on a quarterly basis for each outstanding share of Preferred Stock or, if permitted, additional shares of Preferred Stock, subject to the Company having profits, surplus or other funds legally available therefor, however dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends, and such dividends shall be cumulative (any unpaid dividends, the “Series A Unpaid Dividends”).

The Preferred Stock will be convertible at the election of the holders into shares of the Company’s common stock equal to the quotient determined by dividing (i) the sum of the $1,000 (the “Liquidation Value”), plus the Series A Unpaid Dividends thereon at such time, by (ii) $4.14, as it may be adjusted from time to time pursuant to the Certificate of Designation (the “Conversion Price”), provided, that unless and until the Company has received shareholder approval pursuant to NASDAQ Rule 5635, the Preferred Stock shall not be convertible into more than 19.99% of the number of shares of Common Stock outstanding immediately prior to the date of issuance of the Preferred Stock (such limitation the “Conversion Cap”).

Beginning on the first anniversary of the date of issuance, the Company may at any time and from time to time, convert all, but not less than all, Preferred Stock into a number of shares of Common Stock equal to the quotient determined by dividing (i) the sum of the Liquidation Value, plus the Series A Unpaid Dividends thereon at such time, by (ii) the Conversion Price then in effect; provided that at the time of such conversion, the average of the volume weighted average prices of the Common Stock for the 30 consecutive trading days prior to the conversion is greater than $8.28.  If the Company elects to convert the Preferred Stock, so long as the Company is permitted to make such payment in cash under the terms of the Credit Agreement (or any subsequent senior credit facility entered into by the Company), the holders of the Preferred Stock may elect to have the Company redeem such holder’s Preferred Stock for an amount in cash equal to 80% of the Redemption Price. Beginning on the first anniversary of the date of issuance, the Company may, at any time and from time to time, redeem, out of funds legally available therefor, all, but not less than all of the Preferred Stock by delivering written notice of such request to each holder of the Preferred Stock; provided that at the time of any such redemption the average of the volume weighted average trading prices during the 30 consecutive trading day period ending on the trading day prior to the date the Company delivers a notice of redemption is greater than $8.28.

During (a) the 10 day period following the date the Company repays the Credit Agreement or any replacement thereof or (b) any time following July 29, 2020, the holders of the Preferred Stock may request that the Company redeem their Preferred Stock, in whole or in part, and the Company shall be required to redeem on the date specified in the holder’s written notice (if after July 29, 2020) all or any portion of their Preferred Stock with respect to which such redemption requests have been made at a price per share of Preferred Stock in cash equal to the Liquidation Value plus all Series A Unpaid Dividends thereon (the “Preferred Holder Redemption Price”). If the redemption date is after the date the Company repays the Credit Agreement or any replacement thereof but before July 29, 2020, the Company shall be required to redeem all or any portion of their Preferred Stock with respect to which such redemption requests have been made at a price per share of Preferred Stock in cash equal to the greater of (x) the Liquidation Value plus any Series A Unpaid Dividends, plus the amount of any Prepayment Premium (as defined in the Credit Agreement), and (y) 241.55 multiplied by the then-current fair market value of the Common Stock, plus any Series A Unpaid Dividends with respect to the Preferred Stock upon such occurrence.

At any time prior to August 25, 2015, any holder of Preferred Stock may request redemption, out of funds legally available therefor, of all or any portion of the Preferred Stock held by such holder, by delivering written notice specifying the number of Preferred Stock to be so redeemed.  The Company shall redeem such specified number of shares of Preferred Stock, on a date that is no later than 90 days following the receipt of such notice, at a price per share of Preferred Stock in cash equal to the Preferred Holder Redemption Price; provided that in the event the Company fails to or does not otherwise redeem the total number of shares of Preferred Stock on the 90th day following receipt of notice, then commencing on the 91st day, the dividend rate on each share of Preferred Stock shall accrue on a daily basis at an additional rate of three percent per annum for the first 180 days, and an additional two percent per annum shall be added to such increased dividend rate after each 180 day period on which any share of Preferred Stock has not been redeemed, subject to a maximum cap of 15.5%.

Under the Certificate of Designation, the Preferred Stock will vote together with the Common Stock on all matters submitted to a vote of stockholders of the Company.  Each holder of Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all of the Preferred Stock held of record by such holder could then be converted at the record date for the determination of the stockholders entitled to vote on such matters; provided however that no holder of Preferred Stock shall be entitled to cast votes for the number of shares of Common Stock issuable upon conversion of such Preferred Stock held by such holder that exceeds (subject to a proportionate adjustment in the event of a stock split, stock dividend, combination or other proportionate recapitalization) the quotient of (x) the aggregate purchase price paid by such holder of Preferred Stock for its Preferred Stock, divided by (y) the greater of (i) $4.14 and (ii) the Closing Price of the Common Stock on the trading day immediately prior to the date of issuance of such holder’s share of Preferred Stock. Any redemption by a preferred holder pursuant to the provisions of the Certificate of Designation shall be referred to herein as the “Preferred Holder Redemption.”

The Preferred Stock has certain consent rights, which rights, among other things, require the Company to first obtain the written consent or affirmative vote of the holders of a majority of the shares of Preferred Stock to prohibit certain actions of the Company, including: (i) a liquidation, dissolution or wind-up of the Company (whether voluntary or involuntary), (ii) any amendments to any provision of the Certificate of Incorporation or Bylaws of the Company that would have an adverse effect on any right, preference, privilege or voting power of the Preferred Stock or the holders thereof, (iii) authorizing or issuing any capital stock having a preference over, or being on a parity with, the Preferred Stock with respect to dividends, liquidation, redemption or voting (other than Common Stock), (iv) reclassifying any capital stock in a way that causes such security to have preference over, or be on parity with, the Preferred Stock with respect to dividends, liquidation, redemption or voting (other than Common Stock), or (v) reducing the Liquidation Preference (as defined in the Certificate of Designation) of the Preferred Stock.

In addition, the Certificate of Designation provides that, upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of the Preferred Stock shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, before any distribution of such assets is made to the holders of junior stock, including the Company’s common stock, an amount equal to the greater of (1) the sum of the aggregate Liquidation Value plus all Series A Unpaid Dividends thereon and (2) the per share amount of all cash and other property to be distributed in respect of the Company’s common stock such holder would have been entitled to had it converted such Preferred Stock (without regard to any limits on conversion) immediately prior to the date fixed for such liquidation, dissolution or winding up of the Company.  The occurrence of a change of control is deemed to be a liquidation, dissolution and winding up of the Company.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation which is attached to this Form 8-K as Exhibit 10.4 and which is incorporated herein by reference.

Investor Rights Agreement

On February 25, 2015, the Company and the Investor Parties entered into an Investor Rights Agreement (the “Investor Rights Agreement”).

Pursuant to the terms of the Investor Rights Agreement the Company has agreed to file a registration statement covering the resale of the Company’s common stock issued to the Investor Parties upon conversion of its shares of Preferred Stock, and the Investor Parties will have demand registration rights and piggyback registration rights under certain circumstances.

The Investor Rights Agreement also provides for the holders of the Preferred Stock to have director designation rights.  For so long as the Investor Parties own in the aggregate a number of shares of Common Stock and Preferred Stock which together represent at least 25% of the capital stock purchased by the Investor Parties pursuant to the Purchase Agreement (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations (the “Minimum Holding”), the Investor Parties holding a majority of the registrable securities held by all of the Investor Parties shall be entitled to designate for nomination and election one member (the “Investor Director”) of the Company’s Board of Directors, provided, however, that if the Company amends its certificate of incorporation to permit the Investor Parties to elect the Investor Director directly, then for so long as Investor Parties hold at least the Minimum Holding, the holders of the Preferred Stock shall be entitled to elect one Investor Director directly.

Pursuant to the Investor Rights Agreement, for so long as the Investor Parties own the Minimum Holding, the Company must give the Investor Parties written notice of any proposal to grant, issue or sell any equity securities, other than Permitted Issuances (as defined in the Investor Rights Agreement) to any person (the “Purchase Rights”).  Such notice shall describe the equity securities and the price and terms and conditions upon which the Company proposes to issue the same.  For so long as the Investor Parties hold at least the Minimum Holding, each Investor Party shall be entitled to acquire, upon the terms applicable to such Purchase Rights, its pro rata share of the equity securities proposed to be granted, issued or sold by the Company triggering the Purchase Rights.

The Investor Rights Agreement also provides the Investor Parties with Consent Rights, so long as they hold at least the Minimum Holding.  Without consent or affirmative vote of the Majority Investor Parties, the Company shall not take any of the following actions:  (i) increase the number of shares of Capital Stock reserved or made available for issuance under the Company’s employee, officer, director and consultant equity incentive plans or similar arrangements (other than annual or bi-annual increases consistent with the Company’s past practices), (ii) authorize or issue more than 1,000,000  shares (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) of Common Stock (or options, warrants or rights to acquire Common Stock) pursuant to any real estate transaction, equipment lease financing, bank financing arrangement, (iii) purchase any capital stock or other equity interest, or a material portion of the assets of, any other entity for aggregate consideration in excess of amounts permitted under the Credit Agreement as amended, or its provisions waived, from time to time, (iv) declare or pay any dividend or distribution on any share or shares of Capital Stock (other than the Preferred Stock) unless the Company has paid in full all accrued and unpaid dividends on the Preferred Stock through the Dividend Reference Date (as defined in the Certificate of Designation) immediately preceding such declaration or payment in accordance with the Certificate of Designation, (v) cause the Total Leverage Ratio (as defined in the Credit Agreement) to exceed 6.50 to 1.00, (vi) redeem, purchase, or otherwise acquire any share or shares of Capital Stock, other than repurchases of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at or below the fair market value of such shares (as determined by the Board) upon the occurrence of certain events specified in such agreements, including without limitation the termination of employment or service, or pursuant to a right of first refusal, (vii) authorize or enter into any transactions or other arrangements which materially and adversely alter the rights, preferences or privileges of the Preferred Stock (including, without limitation, any subsequent senior credit facility which would have materially more restrictive terms than the Credit Agreement with respect to the Corporation’s ability to pay dividends in cash) and (viii) change the authorized number of directors on the Board.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.5 and which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 25, 2015, the Company used the proceeds received by the Company from the Issuance together with cash on hand to purchase approximately 91% of the outstanding equity securities of DR Systems pursuant to the DR Systems Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On February 25, 2015, the Company issued 50,000 shares of its Preferred Stock to the Investor Parties for aggregate consideration of $50 million.  The transaction was exempt from registration under Section 4(a)(2) of the Securities Act of 1933 because the transaction by the Company did not involve a public offering.  Nothing in this Current Report on Form 8-K shall constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or any other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03	Material Modification of Rights of Security Holders.

The information set forth in “Item 1.01-Series A Preferred Stock Certificate of Designation” is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in “Item 1.01-Series A Preferred Stock Certificate of Designation” is incorporated by reference into this Item 5.03.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). In addition, these statements are subject to risks associated with the Pioneer’s financial condition, business and operations and the integration of Pioneer’s business with ours. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting the Company’s website at www.rtix.com or the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required to be filed pursuant to this Item 9.01(a) are not being filed with this Current Report on Form 8-K. The required financial statements will be filed with the SEC as soon as reasonably practicable, but in no event later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item is not being filed with this Current Report on Form 8-K. The information required by this item will be filed with the SEC as soon as reasonably practicable, but in no event later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit 10.1
Stock Purchase Agreement, dated February 25, 2015 by and among Merge Healthcare Solutions Inc., Leo Zuckerman Trust, Curtis Family Trust, CJZ 2007 Trust, Blue Sea, L.L.C., Sarro-Porritt Family Trust, Reicher Family Trust and Charles Zuckerman (as the Sellers’ Representative).

Exhibit 10.2
Purchase Agreement, dated February 25, 2015 by and among Merge Healthcare Incorporated, Guggenheim Private Debt Fund Note Issuer, LLC, NZC Guggenheim Fund LLC, Maverick Enterprises, Inc. and Verger Capital Fund LLC.

Exhibit 10.3
Waiver and First Amendment to Credit Agreement, dated as of February 25, 2015, by and among Merge Healthcare Incorporated, as Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and Guggenheim Corporate Funding, LLC, as Administrative Agent.

Exhibit 10.4
Certificate of Designation, dated February 25, 2015 by and among Merge Healthcare Incorporated, Guggenheim Private Debt Fund Note Issuer, LLC, NZC Guggenheim Fund LLC, Maverick Enterprises, Inc. and Verger Capital Fund LLC.

Exhibit 10.5
Investor Rights Agreement, dated February 25, 2015 by and among Merge Healthcare Incorporated, Guggenheim Private Debt Fund Note Issuer, LLC, NZC Guggenheim Fund LLC, Maverick Enterprises, Inc. and Verger Capital Fund LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
(Registrant)

Date: March 3, 2015	By:	/s/ Justin C. Dearborn
	Name:	Justin C. Dearborn
	Title:	Chief Executive Officer